UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

National Bank Holdings Corporation (Name of the Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.    Title of each class of securities to which transaction applies:

2.    Aggregate number of securities to which transaction applies:

3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.    Proposed maximum aggregate value of transaction:

5.    Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid: 2. Form, Schedule or Registration Statement No.: 3. Filing Party: 4. Date Filed:

7800 East Orchard Road, Suite 300
Greenwood Village, CO 80111

This supplement to the proxy statement that was first mailed to shareholders on April 1, 2019 for the Annual Meeting of Shareholders of National Bank Holdings Corporation (the “Company”) at 8:30 a.m. Mountain Time on Thursday, May 9, 2019, at the DoubleTree by Hilton Denver Tech Center, located at 7801 East Orchard Road, Greenwood Village, Colorado 80111 (the “Annual Meeting”).

GENERAL INFORMATION

In connection with its Annual Meeting, the Company has engaged Alliance Advisors LLC (“Alliance”) as proxy solicitation agent and will pay fees of approximately $15,000 to Alliance plus certain out-of-pocket expenses to assist us with the general solicitation of proxies.